AMENDMENT
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
M&N GROUP HOLDINGS, LLC
(A Delaware Limited Liability Company)

This Second Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of December 1, 2013 (the “Effective Date”), by and among the undersigned Members of the Company.
RECITALS
WHEREAS, the Members entered into the Amended and Restated Limited Liability Company Agreement effective as of October 1, 2011 and the First Amendment to Amended and Restated Limited Liability Company Agreement effective as of October 28, 2011 (together, the “M&N Holdings Operating Agreement”);
WHEREAS, MNA Advisors, Inc. (“MNA Advisors”), a Member of the Company, is a party to that certain Amended and Restated Shareholder Agreement dated November 23, 2011, as amended effective November 23, 2011, which agreement shall be amended on even date herewith (the “MNA Shareholder Agreement”);
WHEREAS, in conjunction with the amendment to the MNA Shareholder Agreement, the Members desire to amend the M&N Holdings Operating Agreement as provided herein;
WHEREAS, pursuant to Section 13.01 of the M&N Holdings Operating Agreement, the M&N Holdings Operating Agreement may be amended with the written consent of the Managing Member and the Members holding at least 90% of the outstanding membership interests of the Company, voting together as a single class; and
NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned Members agree as follows:
1.     Definitions.    Any capitalized term used, but not defined, in this Amendment shall have its respective meaning as set forth in the M&N Holdings Operating Agreement.
2.    Amendments. From and after the Effective Date, Section 9.06 shall be amended and restated in its entirety to read as follows:
“9.06    Redemption.

(a) Permissive Redemption. The Managing Member shall have the sole discretion to approve any request for redemption of any Unit. Notwithstanding the foregoing, no redemption shall be permitted unless:
(i)    the conditions to a Transfer in Section 9.03 are satisfied with respect to the redemption as if the redemption were a Transfer;
(ii)    the Requesting Member provides the Managing Member a written request for redemption at least 60 calendar days in advance of the requested redemption date;
(iii)    the redemption price is established not earlier than 60 calendar days after the Managing Member’s receipt of such written request; and
(iv)    the redemption, if granted, together with “transfers” (within the meaning of Section 7704 of the Code) previously effectuated during the Fiscal Year of the Company (other than transfers described in Treasury Regulation Section 1.7704-1(e)) does not exceed 10% of the total interests in the Company’s capital or profits.
The Managing Member or the Board, as applicable, may elect to waive one or more of (i)-(iv) if a written opinion is received by the Company’s tax counsel, in a form reasonably satisfactory to the Managing Member or the Board, as applicable, that the proposed redemption will not adversely cause the Company to constitute a “publicly traded partnership” within the meaning of Section 7704 of the Code.
(b) Mandatory Redemption. Notwithstanding Section 9.06(a) above, in the event that MNA Advisors elects to purchase Unvested Shares (as defined in the MNA Shareholder Agreement) pursuant to Article 8 of the MNA Shareholder Agreement, the Company shall redeem a proportionate share of MNA Advisors’ Units in the Company. The purchase price for the Units shall be the purchase price for the Unvested Shares determined pursuant to Section 8.2 of the MNA Shareholder Agreement. The purchase price shall be payable on the same terms as the purchase price for the Unvested Shares determined pursuant to Section 8.3 of the MNA Shareholder Agreement. The closing date shall be the closing date for the purchase of the Unvested Shares. MNA Advisors shall provide written notice to the Company of its election to purchase Unvested Shares, which notice shall include the purchase price, terms of payment and closing date, at least 10 days prior to the closing date.”
3.    Miscellaneous Provisions
(a)    This Amendment shall constitute and evidence the consent of both the Managing Member and the undersigned Members, which hold at least 90% of the outstanding membership interests in the Company, to this Amendment within the meaning of Section 13.01 of the M&N Holdings Operating Agreement.
(b)     Except as expressly amended hereby, the terms and conditions of the M&N Holdings Operating Agreement are hereby ratified and confirmed, and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the M&N Holdings Operating Agreement, the terms contained in this Amendment shall control.
(c)    This Amendment shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to conflict of law rules applied in such State.
(d)     This Amendment constitutes the entire understanding among the parties hereto. No waiver or modification of the provisions of this Amendment shall be valid unless it is in writing and executed pursuant to Section 13.01 of the M&N Holdings Operating Agreement and then, only to the extent therein set forth.
(e)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement binding on the Members and the Board. For purposes of this Amendment, any signature hereto transmitted by facsimile or e-mail (in PDF format) shall be considered to have the same legal and binding effect as any original signature hereto.
[THE NEXT PAGE IS THE SIGNATURE PAGE.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MANAGING MEMBER:

/s/ William Manning
William Manning

MNA ADVISORS, INC.

By:     /s/ Richard B. Yates
Name: Richard B. Yates
Title: Chief Legal Officer

MANNING & NAPIER ASSOCIATES, LLC

By: /s/ B. Reuben Auspitz
Name: B. Reuben Auspitz
Title: Managing Member

    /s/ Richard S. Goldberg
Richard S. Goldberg